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                                                                    EXHIBIT 99.2

                                  ARMCO INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A SPECIAL
             MEETING OF STOCKHOLDERS TO BE HELD ON          , 1999


The undersigned hereby appoints                      , and each or any of them,
proxies, with full power of substitution, to represent and to vote all shares of common stock and/or preferred stock of Armco Inc. held of record by the
undersigned on           , 1999, at a Special Meeting of Stockholders to be held
on            , 1999, and at any adjournment thereof, notice of which Special
Meeting together with the related proxy statement has been received. The proxies are directed to vote the shares the undersigned would be entitled to vote if personally present.

Item 1  Authority to vote in favor of the adoption of the Agreement and Plan of
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        Merger, dated as of May 20, 1999, among Armco Inc., AK Steel Holding
        Corporation and AK Steel Corporation.

        [_] FOR                 [_] AGAINST                     [_] ABSTAIN

Item 2  In their discretion, as to such other business as may properly come
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        before the Special Meeting or any adjournment thereof.

                        (CONTINUED ON THE REVERSE SIDE)
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                                  ARMCO INC.
                               One Oxford Centre
                               301 Grant Street
                          Pittsburgh, PA  15219-1415


A Special Meeting of Stockholders will be held at                           ,
on             , 1999, at                            . The enclosed Notice of
Special Meeting and Joint Proxy Statement/Prospectus contains additional information about the Special Meeting.

                                 INSTRUCTIONS

        1.  Review and complete the Proxy Card; be sure to SIGN the card.

        2. Detach and return the SIGNED Proxy Card in the enclosed return envelope.


                                   IMPORTANT

You are urged to date and sign the enclosed proxy and return it promptly to ensure a proper representation at the Special Meeting.


                             fold and detach here
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Please vote on the reverse side hereof, date and sign below and return this proxy form promptly in the enclosed envelope. If you attend the Special Meeting and wish to change your vote, you may do so automatically by casting your vote at the Special Meeting.

THIS PROXY FORM, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN HEREON, THE PROXY FORM WILL BE VOTED IN FAVOR OF THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 20, 1999, AMONG ARMCO INC., AK STEEL HOLDING CORPORATION AND AK STEEL CORPORATION. THIS PROXY DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.


                                        Dated __________________________, 1999



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                                        SIGNATURE


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                                        SIGNATURE IF SHARES HELD JOINTLY
                                        Please sign exactly as name appears
                                        opposite. Executors, trustees, and
                                        administrators and other fiduciaries
                                        should so indicate.